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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF OLIN CORPORATION/1/

                            (as of February 8, 1999)
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Company         Domestic                                          % Ownership          Jurisdiction
------------------------                                       -----------------       ------------
                                                               (Direct/Indirect)
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
A.J. Oster Caribe, Inc.                                        100                     DE
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A.J. Oster Foils, Inc.                                         100                     DE
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A.J. Oster West, Inc.                                          100                     RI
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A O Holdings, Inc.                                             100                     DE
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Aegis, Inc.                                                    100                     MA
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Bridgeport Brass Corporation/2/                                100                     IN
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Bryan Metals, Inc./3/                                          100                     OH
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Hunt Trading Co.                                               100                     MO
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Lectranator Corporation                                        100                     OH
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Olin Asahi Interconnect Technologies                           100                     DE
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Olin Benefits Management, Inc./4/                               90                     CA
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Olin Engineered Systems, Inc.                                  100                     DE
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Olin Environmental Management, Inc./4/                          90                     DE
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Olin Far East, Limited                                         100                     DE
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Olin Financial Services Inc.                                   100                     DE
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Olin Sunbelt, Inc.                                             100                     DE
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Sunbelt Chlor Alkali Partnership                                50                     DE
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Nutmeg Insurance Limited                                       100                     Bermuda
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Olin Asia Pacific Pte. Ltd.                                    100                     Singapore
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Olin Australia Limited                                         100                     Australia
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Olin Brass Japan, Inc.                                         100                     Japan
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Olin Canada Inc.                                               100                     Canada
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Olin Corporation N.Z. Limited                                  100                     New Zealand
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Olin Export Trading Corporation                                100                     U.S. Virgin Islands
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Olin Hunt Specialty Products S.r.l.                            100                     Italy
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Olin Mexico S.A. de C.V.                                       100                     Mexico
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Reductone Brasil Ltda.                                         100                     Brazil
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Yamaha-Olin Metal Corporation                                   50                     Japan
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

1 There are omitted from the following list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

2 d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in CA, IL, IN, NJ, NC, OH, PA, RI and TX.

3  d/b/a "Bryan Metals of Ohio" in NJ.

4 Class A shares, all of which are held directly and indirectly by Olin Corporation, have the right to elect 4 directors. Class B shares, none of which are held directly or indirectly by Olin Corporation, have the right to elect 1 director.